                                                                    Exhibit 11.1


            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

                                 ------------------------------------------------------------------------------
                                                                             FOR THE YEAR ENDED DECEMBER 31,
                                 ------------------------------------------------------------------------------
                                                  2000                                     1999
                                 -------------------------------------    -------------------------------------
                                   Income        Shares      Per-Share      Income        Shares      Per-Share
                                 (Numerator)  (Denominator)    Amount     (Numerator)  (Denominator)    Amount
                                 -------------------------------------    -------------------------------------
Income                             $ 5,064                                  $ 2,738


BASIC EPS
Income available
   to common shareholders          $ 5,064        4,033        $ 1.26       $ 2,738         4,155       $ 0.66
                                                             ========                                 ========

EFFECT OF DILUTIVE SECURITIES
   Stock options                        --           34                          --            94
                                   ----------------------------------       ----------------------------------
DILUTED EPS
Income available to common
   shareholders + assumed
   conversions                     $ 5,064        4,067        $ 1.24       $ 2,738         4,249       $ 0.64
                                   =======      =======      ========       =======       =======     ========

                                 -------------------------------------

                                 -------------------------------------
                                                  1998
                                 -------------------------------------
                                   Income        Shares      Per-Share
                                 (Numerator)  (Denominator)    Amount
                                 -------------------------------------
Income                              $ 5,288


BASIC EPS
Income available
   to common shareholders           $ 5,288        4,503       $ 1.17
                                                              =======

EFFECT OF DILUTIVE SECURITIES
   Stock options                         --          122
                                    ---------------------------------
DILUTED EPS
Income available to common
   shareholders + assumed
   conversions                      $ 5,288        4,625       $ 1.14
                                    =======      =======      =======


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